CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 3, 2003, relating to the financial statements and financial highlights of Strong Enterprise Fund and Strong Large Company Growth Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Independent Accountants" and "Financial Highlights" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Milwaukee, Wisconsin
June 18, 2003